Exhibit 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2013 and 2012	3

Balance Sheet as of June 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the six months ended June 30, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

Operating Revenues	$62,137	$49,342	$212,751	$166,058

Operating Expenses
Operation
Natural gas purchased	26,313	18,487	117,383	82,955
Operation and maintenance	18,749	15,128	36,547	29,119
Depreciation and amortization	8,459	8,278	20,233	19,817
Taxes - other than income taxes	4,418	3,686	12,046	10,216
Total Operating Expenses	57,939	45,579	186,209	142,107
Operating Income	4,198	3,763	26,542	23,951

Other Income and (Deductions), net	27	510	(542)	1,166

Interest Charges, net
Interest on long-term debt	3,343	3,343	6,687	6,687
Other interest, net	387	176	575	249
	3,730	3,519	7,262	6,936
Amortization of debt expense and redemption premiums	77	77	153	153
Total Interest Charges, net	3,807	3,596	7,415	7,089

Income Before Income Taxes	418	677	18,585	18,028

Income Taxes	157	(341)	7,540	7,170

Net Income	$261	$1,018	$11,045	$10,858

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Income	$261	$1,018	$11,045	$10,858
Other Comprehensive Income (Loss), net	(19)	(156)	234	267
Comprehensive Income	$242	$862	$11,279	$11,125

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Current Assets
Unrestricted cash and temporary cash investments	$7,795	$7,357
Accounts receivable less allowance of $4,500 and $2,600, respectively	57,822	68,646
Intercompany receivable	44,000	2,000
Unbilled revenues	4,551	18,339
Current regulatory assets	19,621	21,456
Deferred income taxes	1,845	3,139
Natural gas in storage, at average cost	26,640	36,922
Prepayments	699	1,391
Other	3,514	3,131
Total Current Assets	166,487	162,381

Other investments	9,353	8,930

Net Property, Plant and Equipment	510,939	499,940

Regulatory Assets (future amounts owed from customers through the ratemaking process)	130,470	142,190

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,198	4,351
Deferred income taxes	6,708	638
Goodwill	134,931	134,931
Other	687	844
Total Deferred Charges and Other Assets	146,524	140,764

Total Assets	$963,773	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	25,586	40,300
Accrued liabilities	18,011	18,089
Current regulatory liabilities	7,192	2,249
Interest accrued	1,869	1,941
Taxes accrued	17,351	5,953
Total Current Liabilities	72,526	71,049

Noncurrent Liabilities
Pension accrued	47,298	54,803
Other post-retirement benefits accrued	18,060	19,215
Other	16,532	16,300
Total Noncurrent Liabilities	81,890	90,318

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	176,375	160,675

Commitments and Contingencies

Capitalization
Long-term debt	234,455	235,715

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	387,737	396,937
Accumulated deficit	(7,640)	(18,685)
Accumulated other comprehensive loss	(331)	(565)
Net Common Stock Equity	398,527	396,448

Total Capitalization	632,982	632,163

Total Liabilities and Capitalization	$963,773	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$11,045	$10,858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,386	19,970
Deferred income taxes	(5,665)	(5,380)
Pension expense	4,256	3,375
Deferred purchased gas	16,444	11,063
Other non-cash items, net	7,975	6,106
Changes in:
Accounts receivable, net	8,924	(15,561)
Unbilled revenues	13,788	9,634
Prepayments	692	2,688
Natural gas in storage	10,282	14,651
Accounts payable	(14,003)	(8,415)
Interest accrued	(71)	(43)
Accrued pension	(10,879)	(8,542)
Taxes accrued/refundable, net	11,398	8,250
Accrued liabilities	(267)	7,865
Derivative assets	-	3,000
Other assets	(227)	(1,802)
Other liabilities	(1,800)	(3,663)
Total Adjustments	61,233	43,196
Net Cash provided by Operating Activities	72,278	54,054

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(20,640)	(15,977)
Intercompany receivable	(42,000)	(13,000)
Other	-	(197)
Net Cash used in Investing Activities	(62,640)	(29,174)

Cash Flows from Financing Activities
Payment of common stock dividend	-	(19,000)
Distribution of capital	(9,200)	(11,000)
Net Cash used in Financing Activities	(9,200)	(30,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	438	(5,120)
Balance at beginning of period	7,357	6,335
Balance at end of period	$7,795	$1,215

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$612	$605

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2012	1,407,072	$18,761	$396,937	$(18,685)	$(565)	$396,448

Net income				11,045		11,045
Other comprehensive income, net of tax					234	234
Distribution of capital			(9,200)			(9,200)
Balance as of June 30, 2013	1,407,072	$18,761	$387,737	$(7,640)	$(331)	$398,527